CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use, in this Registration Statement on Form SB-2, of our report dated January 26, 2000, relating to the consolidated financial statements of WarpRadio.com, Inc. for the period from March 16, 1999 (date of inception) to December 31, 1999 and the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement.



                                           /s/ ANGELL & DEERING
                                           --------------------
                                           ANGELL & DEERING
                                           Certified Public Accountants


Denver, Colorado
May 12, 2000